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                                                                    EXHIBIT 4.3A


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                             NOTE PURCHASE AGREEMENT
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                          DATED AS OF FEBRUARY 24, 1999
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                                 BY AND BETWEEN
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                                 CEPHALON, INC.
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                                       AND
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                               [NAME OF INVESTOR]
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                         DIAZ & ALTSCHUL CAPITAL, LLC
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                                CEPHALON, INC.

                            NOTE PURCHASE AGREEMENT

               11% REVENUE SHARING SENIOR SECURED NOTES DUE 2002

                                       AND

                         COMMON STOCK PURCHASE WARRANTS


                                TABLE OF CONTENTS


                                                                         PAGE
                                                                         ----

1.   DEFINITIONS
                                                                          1

2.   PURCHASE AND SALE; PURCHASE PRICE                                    6

     (a)  Purchase                                                        6

     (b)  Form of Payment                                                 7

     (c)  Closing                                                         7


3.   REPRESENTATIONS, WARRANTIES, COVENANTS, ETC. OF
     THE BUYER

     (a)  Purchase for Investment                                         7

     (b)  Accredited Investor                                             7

     (c)  Reoffers and Resales                                            7

     (d)  Company Reliance                                                7

     (e)  Information Provided                                            8

     (f)  Absence of Approvals                                            8

     (g)  Note Purchase Agreement                                         8

     (h)  Buyer Status                                                    8


4.   REPRESENTATIONS, WARRANTIES, COVENANTS, ETC. OF
     THE COMPANY                                                          8

     (a)  Organization and Authority                                      8

     (b)  Qualifications                                                  9

     (c)  Capitalization                                                  9

     (d)  Concerning the Shares and the Common Stock                      10

     (e)  Corporate Authorization                                         10

     (f)  Non-contravention                                               10

     (g)  Approvals, Filings, Etc                                         11

     (h)  Information Provided                                            11

     (i)  Conduct of Business                                             11

     (j)  SEC Filings                                                     11

     (k)  Absence of Certain Proceedings                                  12

     (l)  Financial Statements; Liabilities                               12

     (m)  Material Losses                                                 12

     (n)  Absence of Certain Changes                                      12

     (o)  Intellectual Property                                           12

     (p)  Internal Accounting Controls                                    13

     (q)  Compliance with Law                                             13

     (r)  Properties                                                      13

     (s)  Labor Relations                                               13

     (t)  Insurance                                                     13

     (u)  Tax Matters                                                   13

     (v)  Investment Company                                            14

     (w)  Absence of Brokers, Finders, Etc.                             14

     (x)  No Solicitation                                               14

     (y)  ERISA Compliance                                              14

     (z)  Concerning the Collateral                                     14



5.   CERTAIN COVENANTS                                                  14

     (a)  Transfer Restrictions                                         14

     (b)  Restrictive Legends                                           14

     (c)  Nasdaq Listing; Reporting Status                              16

     (d)  Form D                                                        16

     (e)  State Securities Laws                                         16

     (f)  Limitation on Certain Actions                                 16

     (g)  Security Agreement; Financing Statements, Etc.                16

     (h)  Use of Proceeds                                               17

     (i)  Best Efforts                                                  17

     (j)  Debt Obligation                                               17


6.   CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL                     17

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7.   CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE                   17


8.   REGISTRATION RIGHTS                                                18

     (a)  Mandatory Registration                                        18

     (b)  Obligations of the Company                                    19

     (c)  Obligations of the Buyer and other Investors                  22

     (d)  Rule 144                                                      24


9.   INDEMNIFICATION AND CONTRIBUTION                                   24

     (a)  Indemnification                                               24

     (b)  Contribution                                                  25

     (c)  Other Rights                                                  26


10.  MISCELLANEOUS                                                      26

     (a)  Governing Law                                                 26

     (b)  Headings                                                      26

     (c)  Severability                                                  26

     (d)  Notices                                                       26

     (e)  Counterparts                                                  26

     (f)  Entire Agreement; Benefit                                     26

     (g)  Waiver                                                        27

     (h)  Amendment                                                     27

     (i)  Further Assurances                                            27

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     (j)  Assignment of Certain Rights and Obligations                  27

     (k)  Expenses                                                      27

     (l)  Termination                                                   28

     (m)  Survival                                                      28

     (n)  Public Statements, Press Releases, Etc.                       28

     (o)  Construction                                                  29



SCHEDULES
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Schedule 4(a)  Certain Equity Investments
Schedule 4(c)  Certain Antidilution Adjustments
Schedule 4(r)  Certain Mortgages, Liens, Security Interests, Encumbrances, Etc.


ANNEXES
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ANNEX I          Form of 11% Revenue Sharing Senior Secured Note due 2002
ANNEX II         Form of Common Stock Purchase Warrant, Class A
ANNEX III        Form of Common Stock Purchase Warrant, Class B
ANNEX IV         Form of Security Agreement
ANNEX V          Form of Patent and Trademark Security Agreement
ANNEX VI         Form of Opinion of Morgan, Lewis & Bockius, LLP to Be Delivered
                 on the Closing Date ANNEX VII Form of Opinion of Law Offices of
                 Brian W Pusch to Be Delivered on the Closing Date
ANNEX VIII       Form of Instruction to the Company's Transfer Agent ANNEX IX
                 Form of Opinion of Morgan, Lewis & Bockius, LLP to Be Delivered
                 in Connection with Effectiveness of each Registration Statement
ANNEX X          Form of Opinion of the Company's General Counsel to Be
                 Delivered in Connection with Effectiveness of each Registration
                 Statement
ANNEX XI         Form of Investor Questionnaire

                            NOTE PURCHASE AGREEMENT

                  THIS NOTE PURCHASE AGREEMENT, dated as of February 24, 1999 (this "Agreement"), by and between CEPHALON, INC., a Delaware corporation (the "Company"), with headquarters located at 145 Brandywine Parkway, West Chester, Pennsylvania 19380, and [NAME OF BUYER], a ____________________ (the "Buyer").

                             W I T N E S S E T H:

                  WHEREAS, the Buyer wishes to purchase from the Company and the Company wishes to sell to the Buyer, upon the terms and subject to the conditions of this Agreement, a promissory note of the Company having the principal amount set forth on the signature page of this Agreement and in connection with which the Company shall issue to the Buyer warrants to purchase shares of Common Stock (such capitalized term and all other capitalized terms used in this Agreement having the meanings provided in Section 1);

                  WHEREAS, on or before the Closing Date the Company and the Collateral Agent shall execute and deliver, one to the other, a Security Agreement, in the form referred to herein, which provides, among other things, for the grant to the Collateral Agent for the ratable benefit of the holders from time to time of the Note and the Other Notes of a first priority security interest in certain collateral, upon the terms and with the effect as provided therein; and

                  WHEREAS, on or before the Closing Date, the Company and the Collateral Agent shall execute and deliver, one to the other, a Patent and Trademark Security Agreement, in the form referred to herein, which provides, among other things, for the grant to the Collateral Agent for the ratable benefit of the holders from time to time of the Note and the Other Notes of a first priority perfected security interest in certain collateral upon the terms and with the effect as provided therein;

                  NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  1.   DEFINITIONS.

                  (a) As used in this Agreement, the terms "Agreement", "Buyer" and "Company" shall have the respective meanings assigned to such terms in the introductory paragraph of this Agreement.

                  (b) All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Agreement.

                  (c) The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the subject Person. For purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                  "Blackout Period" means the period of up to 15 consecutive Trading Days after the date the Company notifies the Investors that they are required, pursuant to Section 8(c)(4), to suspend offers and sales of Registrable Securities pursuant to a Registration Statement as a result of an event or circumstance described in Section 8(b)(5)(A) relating to or affecting such Registration Statement, during which period, by reason of Section 8(b)(5)(B), the Company is not required to amend such Registration Statement or supplement the related Prospectus.

                  "Business Day" means any day other than a Saturday, Sunday or a day on which commercial banks in The City of New York are authorized or required by law or executive order to remain closed.

                  "Claims" means any losses, claims, damages, liabilities or expenses (joint or several), incurred by a Person to or in respect of any other Person who is not a party to this Agreement.

                  "Class A Warrants" means Common Stock Purchase Warrants, Class A in the form attached hereto as ANNEX II initially entitling the holder to purchase the number of shares of Common Stock (and related Preferred Share Purchase Rights) determined in accordance with Section 2(a).

                  "Class B Warrants" means Common Stock Purchase Warrants, Class B in the form attached hereto as ANNEX III initially entitling the holder to purchase the number of shares of Common Stock (and related Preferred Share Purchase Rights) determined in accordance with Section 2(a).

                  "Closing Date" means 10:00 a.m., New York City time, on February 26, 1999 or such other mutually agreed to time.

                  "Code" means the Internal Revenue Code of 1986, as amended, and the regulations

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thereunder and published interpretations thereof.

                  "Collateral" shall have the meanings provided in any of the Security Agreement and the Patent and Trademark Security Agreement.

                  "Collateral Agent" means Delta Opportunity Fund, Ltd., as collateral agent pursuant to the Security Agreement and the Patent and Trademark Security Agreement, and from time to time its duly appointed and acting successor or successors.

                  "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder and published interpretations thereof.

                  "Event of Default" shall have the meaning provided in the Note.

                  "Indemnified Party" means the Company, each of its directors, each of its officers who signs the Registration Statement, each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any Person who controls such stockholder or underwriter within the meaning of the 1933 Act or the 1934 Act.

                  "Indemnified Person" means the Buyer and each other Investor who owns or holds any Securities and each Investor who sells Registrable Securities in the manner permitted under this Agreement, the directors, if any, of the Buyer and any such Investor, the officers, if any, of the Buyer and any such Investor, each Person, if any, who controls the Buyer or any such Investor within the meaning of the 1933 Act or the 1934 Act, any underwriter (as defined in the 1933 Act) acting on behalf of an Investor who participates in the offering of Registrable Securities of such Investor in accordance with the plan of distribution contained in the Prospectus, the directors, if any, of such underwriter and the officers, if any, of such underwriter, and each Person, if any, who controls any such underwriter within the meaning of the 1933 Act or the 1934 Act.

                  "Inspector" means any attorney, accountant or other agent retained by an Investor for the purposes provided in Section 8(b)(9).

                  "Interest Shares" means the shares of Common Stock and the related Preferred Share Purchase Rights issuable in payment of interest on the Note.

                  "Investor" means the Buyer and any transferee or assignee who agrees to become bound by the provisions of Sections 5(a), 5(b), 8, 9, and 10 of this Agreement.

                  "Lafon" means Laboratoire L. Lafon, a French corporation.

                  "Lafon Agreements" means (1) the License Agreement, dated January 20, 1993, by and between Lafon and the Company, as amended, (2) the Trademark Agreement, dated January 20, 1993, by and between Genelco S.A. and the Company, as amended, and (3) the Supply Agreement, dated January 20, 1993, between the Company and Lafon, as amended.

                  "Margin Stock" shall have the meaning provided in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221).

                  "Nasdaq" means the Nasdaq National Market.

                  "NASD" means the National Association of Securities Dealers, Inc.

                  "1997 10-K" means the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

                  "1934 Act" means the Securities Exchange Act of 1934, as amended.

                  "1933 Act" means the Securities Act of 1933, as amended.

                  "Non-Responsive Investor" means an Investor who does not provide the Requested Information to the Company at least one Business Day prior to the filing of the Purchase Share Registration Statement.

                  "Note" means the 11% Revenue Sharing Senior Secured Note due 2002 of the Company in the form attached hereto as ANNEX I.

                  "Optional Redemption Price" shall have the meaning to be provided or provided in the Note.

                  "Other Note Purchase Agreements" means the several Note Purchase Agreements relating to the Other Notes.

                  "Other Notes" shall have the meaning to be provided or provided in the Note.

                  "Patent and Trademark Security Agreement" means the Patent and Trademark Security Agreement by and between the Company and the Collateral Agent, in the form attached hereto as ANNEX V.

                  "Payment Share Registration Statement" means a registration statement on Form

S-3 (or the comparable form at the time of filing with the SEC) of the Company under the 1933 Act relating to the Payment Shares and which names the Investors as selling stockholders.

                  "Payment Shares" means the shares of Common Stock and the related Preferred Share Purchase Rights issuable in partial payment of principal or the Optional Redemption Price of the Note.

                  "Person" means any natural person, corporation, partnership, limited liability company, trust, incorporated organization, unincorporated association or similar entity or any government, governmental agency or political subdivision.

                  "Placement Agent" means Diaz & Altschul Capital, LLC.

                  "Preferred Share Purchase Rights" means the Preferred Share Purchase Rights issued or issuable pursuant to the Rights Agreement (or any similar rights issued by the Company with respect to the Common Stock after the date of this Agreement).

                  "Products" means all pharmaceutical compositions containing modafinil or any compound based on or derived therefrom as an active ingredient, whether alone or in combination with any other substance, which are developed, marketed or sold by the Company or any Subsidiary or Affiliate of the Company, including, without limitation, that pharmaceutical composition marketed by the Company on the Closing Date under the name Provigil(R).

                  "Prospectus" means the prospectus forming part of the Registration Statement at the time the Registration Statement is declared effective and any amendment or supplement thereto (including any information or documents incorporated therein by reference).

                  "PTO" means the United States Patent and Trademark Office.

                  "Purchase Price" means the purchase price for the Note set forth on the signature page of this Agreement.

                  "Questionnaire" means the Prospective Purchaser Questionnaire completed by the Buyer.

                  "Record" means all pertinent financial and other records, pertinent corporate documents and properties of the Company subject to inspection for the purposes provided in Section 8(b)(9).

                  "register," "registered," and "registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the 1933 Act and pursuant to Rule 415, and the declaration or ordering of effectiveness of such Registration Statement by the

SEC.

                  "Registrable Securities" means the Shares and any stock or other securities into which or for which the Common Stock may hereafter be changed, converted or exchanged by the Company or its successor, as the case may be, and any other securities issued to holders of such Common Stock (or such shares into which or for which such Shares are so changed, converted or exchanged) upon any reclassification, share combination, share subdivision, share dividend, merger, consolidation or similar transaction or event.

                  "Registration Period" means:

                  (1) with respect to the Warrant Share Registration Statement, the period from the SEC Effective Date for the Warrant Share Registration Statement to the earlier of (A) the date which is two years after the end of the Exercise Period (as defined in the Warrants) (or, if (x) the Warrants shall have been exercised in full for shares of Common Stock or (y) the Warrants shall no longer remain outstanding, such date after which each Investor may sell all of its Registrable Securities relating to the Warrants or that are Interest Shares without registration under the 1933 Act pursuant to Rule 144, free of any limitation on the volume of such securities which may be sold in any period) and (B) the date on which the Investors no longer own any Registrable Securities relating to the Warrants or that are Interest Shares; and

                  (2) with respect to the Payment Share Registration Statement, the period from the SEC Effective Date for the Payment Share Registration Statement to the earlier of (A) the date which is two years after the Payment Shares are issued and (B) the date on which the Investors no longer own any Registrable Securities that are Payment Shares or derive from Payment Shares.

                  "Registration Statement" means the Payment Share Registration Statement or the Warrant Share Registration Statement, or either of them.

                  "Regulation D" means Regulation D under the 1933 Act.

                  "Repurchase Event" shall have the meaning provided in the Note.

                  "Required Information" means, with respect to each Investor, all information regarding such Investor, the Registrable Securities held by such Investor or which such Investor has the right to acquire and the intended method of disposition of the Registrable Securities held by such Investor or which such Investor has the right to acquire as shall be required by the 1933 Act to effect the registration of the resale by such Investor of such Registrable Securities.

                  "Rights Agreement" means the Rights Agreement, dated as of January 1, 1999, by and between the Company and Stocktrans, Inc., as Rights Agent.

                  "Rule 415" means Rule 415 under the 1933 Act or any successor rule providing for offering securities on a delayed or continuous basis.

                  "Rule 144" means Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time provide a "safe harbor" exemption from registration under the 1933 Act so as to permit a holder to sell securities of the Company to the public without registration under the 1933 Act.

                  "SEC" means the Securities and Exchange Commission.

                  "SEC Effective Date" means with respect to any Registration Statement the date such Registration Statement is declared effective by the SEC.

                  "SEC Filing Date" means with respect to any Registration Statement the date such Registration Statement is first filed with the SEC pursuant to Section 8.

                  "SEC Reports" means (1) the 1997 10-K, (2) the Company's definitive Proxy Statement for its 1998 Annual Meeting of Stockholders, (3) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998, and (4) the Company's Current Reports on Form 8-K, dated September 15, 1998 and December 28, 1998, in each case as filed with the SEC and including the information and documents (other than exhibits) incorporated therein by reference.

                  "Securities" means, collectively, the Note, the Shares and the Warrants.

                  "Security Agreement" means the Security Agreement by and between the Company and the Collateral Agent, in the form attached hereto as ANNEX IV.

                  "September 10-Q" means the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

                  "Shares" means the Payment Shares, the Interest Shares and the Warrant Shares.

                  "Subsidiary" means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

                  "Territory" means the United States, its territories and possessions.

                  "Trading Day" means at any time a day on which any of a national securities exchange, Nasdaq or such other securities market as at such time constitutes the principal securities market for the Common Stock is open for general trading of securities.

                  "Trading Price" shall have the meaning provided in the Note.

                  "Transaction Documents" means, collectively, this Agreement, the Securities, the Security Agreement, the Patent and Trademark Security Agreement and the other agreements, instruments and documents contemplated hereby and thereby.

                  "Transfer Agent" means Stocktrans, Inc., as transfer agent and registrar for the Common Stock, or its successor.

                  "Violation" means

                  (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading,

                  (ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading,

                  (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation under the 1933 Act, the 1934 Act or any state securities law, or

                  (iv) any breach or alleged breach by any Person other than the Buyer of any representation, warranty, covenant, agreement or other term of any of the Transaction Documents.

                  "Warrants" means the Class A Warrants and the Class B
Warrants.

                  "Warrant Share Registration Statement" means a registration statement on Form S-3 of the Company under the 1933 Act relating to the Warrant Shares which names the Investors as selling stockholders.

                  "Warrant Shares" means the shares of Common Stock and the related Preferred Share Purchase Rights issuable upon exercise of the Warrants.

                  2.   PURCHASE AND SALE; PURCHASE PRICE.

                  (A) PURCHASE. Upon the terms and subject to the conditions of this Agreement, the Buyer hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Buyer, on the Closing Date, the Note in the principal amount set forth on the signature page of this Agreement and having the terms and conditions as set forth in the form of the Note attached hereto as ANNEX I for the Purchase Price. In connection with the purchase of the Note by the Buyer, the Company shall issue to the Buyer at the closing on the Closing Date (x) Class A Warrants initially entitling the holder to purchase 48 shares of Common Stock for each $1,000 principal amount of the Note and (y) Class B Warrants initially entitling the holder to purchase 16 shares of Common Stock for each $1,000 principal amount of the Note.

                  (B) FORM OF PAYMENT. Payment by the Buyer of the Purchase Price to the Company on the Closing Date shall be made by wire transfer of funds to:

                  First Union National Bank
                  5th & Market Streets
                  Philadelphia, Pennsylvania 19101
                  ABA# 031000503

                  For credit to account# 200200254913
                  For credit to the account of Cephalon, Inc.

                  (C) CLOSING. The issuance and sale of the Note and the issuance of the Warrants shall occur on the Closing Date at the Law Offices of Brian W Pusch, Penthouse Suite, 29 West 57th Street, New York, New York. At the closing, upon the terms and subject to the conditions of this Agreement, the Company shall issue and deliver to the Buyer the Note and the Warrants against payment by the Buyer to the Company of an amount equal to the Purchase Price, and the Buyer shall pay to the Company an amount equal to the Purchase Price against delivery of the Note and the Warrants to the Buyer.

                  3.   REPRESENTATIONS, WARRANTIES, COVENANTS, ETC. OF THE
BUYER.

                  The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

                  (A) PURCHASE FOR INVESTMENT. The Buyer is purchasing the Note and acquiring the Warrants for its own account for investment and not with a view towards the public sale or distribution thereof within the meaning of the 1933 Act; and the Buyer will acquire any Shares issued to the Buyer prior to the SEC Effective Date of a Registration Statement covering the resale of such Shares by the Buyer for its own account for investment and not with a view towards the public sale or distribution thereof within the meaning of the 1933 Act prior to the SEC Effective Date;

                  (B) ACCREDITED INVESTOR. The Buyer is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the 1933 Act by reason of Rule 501(a)(3) thereof;

                  (C) REOFFERS AND RESALES. The Buyer will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities unless registered under the 1933 Act, pursuant to an exemption from registration under the 1933 Act or in a transaction not requiring registration under the 1933 Act;

                  (D) COMPANY RELIANCE. The Buyer understands that (1) the Note is being offered and sold and the Warrants are being issued to the Buyer, (2) the Shares are being offered to the Buyer, (3) the Interest Shares, if any, will be issued to the Buyer, (4) the Payment Shares, if any, will be issued to the Buyer, and (5) upon exercise of the Warrants, the Warrant Shares will be sold to the Buyer, in each such case in reliance on one or more exemptions from the registration requirements of the 1933 Act, including, without limitation, Regulation D, and exemptions from state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein and in the Questionnaire, a true and accurate copy of which has been delivered by the Buyer to the Company, in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire or receive an offer to acquire the Securities; and the information with respect to the Buyer set forth in the Questionnaire is accurate and complete in all material respects;

                  (E) INFORMATION PROVIDED. The Buyer and its advisors, if any, have requested, received and considered all information relating to the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and information relating to the offer and sale of the Note and the offer of the Interest Shares and the Payment Shares deemed relevant by them (assuming the accuracy and completeness of the SEC Reports and of the Company's responses to the Buyer's requests); the Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company concerning the terms of the offering of the Securities and the business, properties, operations, condition (financial or other), results of operations and prospects of the Company and its Subsidiaries and have received satisfactory answers to any such inquiries; without limiting the generality of the foregoing, the Buyer has had the opportunity to obtain and to review the SEC Reports; in connection with its decision to purchase the Note and to acquire the Warrants, the Buyer has relied solely upon the SEC Reports, the representations, warranties, covenants and agreements of the Company set forth in this Agreement and to be contained in the other Transaction Documents, as well as any investigation of the Company completed by the Buyer or its advisors; the Buyer understands that its investment in the Securities involves a high degree of risk; and the Buyer understands that the offering of the Note is being made to the Buyer as part of an offering without any minimum or maximum amount of the offering (subject, however, to the right of the Company at any time prior to execution and delivery of this Agreement by the Company, in its sole discretion, to accept or reject an offer by the Buyer to purchase the Note and to acquire the Warrants);

                  (F) ABSENCE OF APPROVALS. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities;

                  (G) NOTE PURCHASE AGREEMENT. The Buyer has all requisite power and authority, corporate or otherwise, to execute, deliver and perform its obligations under this Agreement and the other agreements executed by the Buyer in connection herewith and to consummate the transactions contemplated hereby and thereby; and this Agreement has been duly and validly authorized, duly executed and delivered by the Buyer and, assuming due execution and delivery by the Company, is a valid and binding agreement of the Buyer enforceable in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law; and

                  (H) BUYER STATUS. The Buyer is not a "broker" or "dealer" as those terms are defined in the 1934 Act which is required to be registered with the SEC pursuant to Section 15 of the 1934 Act.

                  4.  REPRESENTATIONS, WARRANTIES, COVENANTS, ETC. OF THE
COMPANY.

                  The Company represents and warrants to, and covenants and agrees with, the Buyer as follows:

                  (A) ORGANIZATION AND AUTHORITY. The Company and each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and (i) each of the Company and the Subsidiaries has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as described in the SEC Reports and as currently conducted, and (ii) the Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to be executed and delivered by the Company in connection herewith, and to consummate the transactions contemplated hereby and thereby; and the Company does not have any equity investment in any other Person other than (x) the Subsidiaries listed in Exhibit 21 to the 1997 10-K, (y) as set forth on SCHEDULE 4(A) and (z) Subsidiaries which do not, individually or in the aggregate, have any material revenue, assets or liabilities.

                  (B) QUALIFICATIONS. The Company and each of the Subsidiaries are duly qualified to do business as foreign corporations and are in good standing in all jurisdictions where such qualification is necessary and where failure so to qualify could have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole.

                  (C) CAPITALIZATION. (1) The authorized capital stock of the Company consists of (A) 100,000,000 shares of Common Stock, of which 28,820,542 shares were outstanding at the close of business on February 19, 1999 and (B) 5,000,000 shares of Preferred Stock, $.01 par value, of which 1,000,000 shares have been designated Series A Junior Participating Preferred Stock, and none of which is outstanding; from February 19, 1999 to the Closing Date there will be
(x) no material increase in the number of shares of Common Stock outstanding (except for shares issued upon exercise of options and warrants outstanding on the date hereof or options or similar rights granted subsequent to the date of this Agreement pursuant to the Company's stock option plans in effect on the date of this Agreement) and (y) no issuance of securities convertible into, exchangeable for, or otherwise entitling the holder to acquire, shares of Common Stock (except for securities issued pursuant to the Other Note Purchase Agreements and Preferred Share Purchase Rights issued in connection with shares Common Stock issued in accordance with the immediately preceding clause (x)). The 1997 10-K discloses as of December 31, 1997 all outstanding options or warrants for the purchase of, or rights to purchase or subscribe for, or securities convertible into, exchangeable for, or otherwise entitling the holder to acquire, Common Stock or other capital stock of the Company, or any contracts or commitments to issue or sell Common Stock or other capital stock of the Company or any such options, warrants, rights or other securities; and from such date to the date hereof there has been, and to the Closing Date there will be, no material change in the amount or terms of any of the foregoing except for the grant or exercise of options to purchase shares of Common Stock pursuant to the Company's stock option plans in effect on the date of this Agreement.

                  (2) The Company has duly reserved from its authorized and unissued shares of Common Stock the full number of shares required for (A) all options, warrants, convertible securities, exchangeable securities, and other rights to acquire shares of Common Stock which are outstanding and (B) all shares of Common Stock and options and other rights to acquire shares of Common Stock which may be issued or granted under the stock option and similar plans which have been adopted by the Company or any Subsidiary; and, immediately following the Closing Date, after giving effect to any antidilution or similar adjustment arising by reason of issuance of the Note, the Other Notes, the Warrants and the warrants issuable to the purchasers of the Other Notes, the total number of shares of Common Stock reserved and required to be reserved from the authorized and unissued shares of Common Stock for purposes of all such options, warrants, convertible securities, other rights, and stock option and similar plans (excluding the Note, the Other Notes, the Warrants and the warrants issuable to the purchasers of the Other Notes) will be 7,844,603. Each outstanding class or series of securities of the Company for which any such antidilution adjustment will occur is identified on SCHEDULE 4(C) attached hereto, together with the amount of such antidilution adjustment for each such class or series. The o utstanding shares of Common Stock of the Company and outstanding options, warrants, rights, and other securities entitling the holders to purchase or otherwise acquire Common Stock have been duly and validly authorized and issued. None of the outstanding shares of Common Stock or options, warrants, rights, or other such securities has been issued in violation of the preemptive rights of any securityholder of the Company. The offers and sales of the outstanding shares of Common Stock of the Company and options, warrants, rights, and other securities were at all relevant times either registered under the 1933 Act and applicable state securities laws or exempt from such requirements. No holder of any of the Company's securities has any rights, "demand," "piggy-back" or otherwise, to have such securities registered by reason of the intention to file, filing or effectiveness of the Registration Statement.

                  (D) CONCERNING THE SHARES AND THE COMMON STOCK. The Shares have been duly authorized and the Payment Shares, when issued in payment of a portion of the Company's obligation to repay principal of the Note or the Optional Redemption Price, the Interest Shares, when issued in payment of interest on the Note, and the Warrant Shares, when issued upon exercise of the Warrants, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. There are no preemptive or similar rights of any stockholder of the Company or any other Person to acquire any of the Shares or the Warrants. The Company has duly reserved 1,920,000 shares of Common Stock as the Warrant Shares and for issuance upon exercise of the warrants issuable to the purchasers of the Other Notes, and such shares shall remain so reserved, and the Company shall from time to time reserve such additional shares of Common Stock as shall be required to be reserved pursuant to the Warrants, so long as the Warrants are outstanding. The Common Stock is listed for trading on Nasdaq and (1) the Company and the Common Stock meet the criteria for continued listing and trading on Nasdaq; (2) the Company has not been notified since January 1, 1996 by the NASD or the Nasdaq Stock Market of any failure or potential failure to meet the criteria for continued listing and trading on Nasdaq and (3) no suspension of trading in the Common Stock is in effect. The Company knows of no reason that the Shares will be ineligible for listing on Nasdaq.

                  (E) CORPORATE AUTHORIZATION. This Agreement and the other Transaction Documents to which the Company is or will be a party have been duly and validly authorized by the Company; this Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by the Buyer, this Agreement is, and the Note, and the Warrants will be, when executed and delivered by the Company, valid and binding obligations of the Company enforceable in accordance with their respective terms, except as the enforceability hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.

                  (F) NON-CONTRAVENTION. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the issuance of the Securities as contemplated by this Agreement and consummation by the Company of the other transactions contemplated by the Transaction Documents do not and will not, with or without the giving of notice or the lapse of time, or both, (i) result in any violation of any term or provision of the certificate of incorporation or bylaws of the Company or any Subsidiary, (ii) conflict with or result in a breach by the Company or any Subsidiary of any of the terms or provisions of, or constitute a default under, or result in the modification of, or result in the creation or imposition of any lien, security interest, charge or encumbrance (other than pursuant to the Security Agreement and the Patent and Trademark Security Agreement) upon any of the properties or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties or assets are bound or affected, in any such case which (x) relates to or affects the Collateral or (y) would be reasonably likely to have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole, or the validity or enforceability of, or the ability of the Company to perform its obligations under, the Transaction Documents, (iii) conflict with or result in a breach by the Company or any Subsidiary of the terms or provisions of, or constitute a default under, or result in the modification of, or entitle any party other than the Company to terminate, or require any consent or approval of any such party with respect to, any of the Lafon Agreements, (iv) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary or any of their respective properties or assets, in any such case which (x) relates to or affects the Collateral or (y) would be reasonably likely to have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole, or the validity or enforceability of, or the ability of the Company to perform its obligations under, the Transaction Documents, or (v) have any material adverse effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company or any Subsidiary to own or lease and operate any of its properties and to conduct any of its business or the ability of the Company or any Subsidiary to make use thereof.

                  (G) APPROVALS, FILINGS, ETC. No authorization, approval or consent of, or filing with, any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained or made by the Company or any Subsidiary for (x) the execution, delivery and performance by the Company of the Transaction Documents, (y) the issuance and sale of the Securities as contemplated by this Agreement and the terms of the Note and the Warrants and
(z) the performance by the Company of its obligations under the Transaction Documents, other than (1) listing of the Shares on Nasdaq, (2) registration of the resale of the Shares under the 1933 Act as contemplated by Section 8, (3) as may be required under applicable state securities or "blue sky" laws, (4) filing of one or more Forms D with respect to the Securities as required under Regulation D, (5) filing by the Company of financing statements under the provisions of applicable state Uniform Commercial Codes, and (6) filing of the Patent and Trademark Security Agreement with the PTO.

          (H) INFORMATION PROVIDED. The SEC Reports, the Transaction Documents and the instruments delivered by the Company to the Buyer in connection with the closing on the Closing Date do not and will not on the date of execution and delivery of this Agreement, the date of delivery thereof to the Buyer and on the Closing Date contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, it being understood that for purposes of this Section 4(h), any statement contained in such information shall be deemed to be modified or superseded for purposes of this Section 4(h) to the extent that a statement in any document included in such information which was prepared and furnished to the Buyer on a later date or filed with the SEC on a later date modifies or replaces such statement, whether or not such later prepared or filed statement so states.

          (I) CONDUCT OF BUSINESS. Except as set forth in the SEC Reports, since September 30, 1998, neither the Company nor any Subsidiary has (i) incurred any material obligation or liability (absolute or contingent) other than in the ordinary course of business; (ii) canceled, without payment in full, any material notes, loans or other obligations receivable or other debts or claims held by it other than in the ordinary course of business; (iii) sold, assigned, transferred, abandoned, mortgaged, pledged or subjected to lien any of its material properties, tangible or intangible, or rights under any material contract, permit, license, franchise or other agreement; (iv) conducted its business in a manner materially different from its business as conducted on such date; (v) declared, made or paid or set aside for payment any cash or non-cash distribution on any shares of its capital stock; or (vi) consummated, or entered into any agreement with respect to, any transaction or event which would constitute a Repurchase Event. Except as disclosed in the SEC Reports, the Company and each Subsidiary owns, possesses or has obtained all governmental, administrative and third party licenses, permits, certificates, registrations, approvals, consents and other authorizations necessary to own or lease (as the case may be) and operate its properties, whether tangible or intangible, and to conduct its business or operations as currently conducted, except such licenses, permits, certificates, registrations, approvals, consents and authorizations the failure of which to obtain would not have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole.

          (J) SEC FILINGS. The Company has timely filed all reports required to be filed under the 1934 Act and any other material reports or documents required to be filed with the SEC since January 1, 1997. All of such reports and documents complied, when filed, in all material respects, with all applicable requirements of the 1933 Act and the 1934 Act. The Company meets the requirements for the use of Form S-3 for the registration of the resale of the Shares by the Buyer and any other Investor. The Company has not filed any reports with the SEC under the 1934 Act since December 31, 1997 other than the SEC Reports.

          (K) ABSENCE OF CERTAIN PROCEEDINGS. Except as disclosed in the SEC Reports, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body or governmental agency pending or, to the knowledge of the Company or any Subsidiary, threatened against or affecting the Company or any Subsidiary, in any such case wherein an unfavorable decision, ruling or finding is reasonably likely and would reasonably be expected to have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole, or the transactions contemplated by the Transaction Documents or which could adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, the Transaction Documents; the Company does not have pending before the SEC any request for confidential treatment of information and, to the best of the Company's knowledge, no such request will be made by the Company prior to the SEC Effective Date for the Warrant Share Registration Statement; and to the best of the Company's knowledge there is not pending or contemplated any, and there has been no, investigation by the SEC involving the Company or any current or former director or officer of the Company.

          (L) FINANCIAL STATEMENTS; LIABILITIES. The financial statements included in the September 10-Q present fairly the financial position, results of operations and cash flows of the Company and the Subsidiaries, at the dates and for the periods covered thereby, have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby and on a basis consistent with the audited financial statements appearing in the 1997 Form 10-K, and include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows of the Company and the Subsidiaries at the dates and for the periods covered thereby. Except as and to the extent disclosed, reflected or reserved against in the financial statements of the Company and the notes thereto included in the SEC Reports, neither the Company nor any Subsidiary has any liability, debt or obligation, whether accrued, absolute, contingent or otherwise, and whether due or to become due which, individually or in the aggregate, are material to the Company and the Subsidiaries, taken as a whole. Subsequent to September 30, 1998, neither the Company nor any Subsidiary has incurred any liability, debt or obligation of any nature whatsoever which, individually or in the aggregate are material to the Company and the Subsidiaries, taken as a whole, other than those incurred in the ordinary course of their respective businesses.

          (M) MATERIAL LOSSES. Since September 30, 1998, neither the Company nor any Subsidiary has sustained any loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which loss or interference could be material to the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole.

          (N) ABSENCE OF CERTAIN CHANGES. Since September 30, 1998, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole, except as disclosed in the SEC Reports and except for operating losses incurred since such date at a rate consistent with the rate thereof during the nine months ended September 30, 1998.

          (O) INTELLECTUAL PROPERTY. Except as disclosed in the SEC Reports, each of the Company and each Subsidiary owns, or possesses adequate rights to use, all patents, patent rights, inventions, trade secrets, know-how, proprietary techniques, including processes and substances, trademarks, service marks, trade names and copyrights described or referred to in the SEC Reports or owned or used by it or which are necessary for the conduct of its business as it is presently conducted or proposed to be conducted, except for where the failure to own or possess adequate rights to use such patents, patent rights, inventions, trade secrets, service marks, trade names and copyrights would not have a material adverse effect on (x) the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole, or (y) the Company's ability to manufacture, market and sell the Products. Except as disclosed in the SEC Reports, neither the Company nor any Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to, any patents, patent rights, inventions, trade secrets, know-how, proprietary techniques, including processes and substances, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole.

          (P) INTERNAL ACCOUNTING CONTROLS. The Company maintains a system of internal accounting controls for the Company and the Subsidiaries which meets the requirements of Section 13(b)(2) of the 1934 Act in all material respects.

          (Q) COMPLIANCE WITH LAW. Neither the Company nor any Subsidiary is in violation of or has any liability under any statute, law, rule, regulation, ordinance, decision or order of any governmental agency or body or any court, domestic or foreign, including, without limitation, those relating to the use, operation, handling, transportation, disposal or release of hazardous or toxic substances or wastes or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances or wastes, except where such violation or liability would not individually or in the aggregate have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole; and neither the Company nor any Subsidiary is aware of any pending investigation which would reasonably be expected to lead to such a claim.

          (R) PROPERTIES. Each of the Company and the Subsidiaries has good title to all property, real and personal (tangible and intangible), and other assets owned by it, free and clear of all security interests, charges, mortgages, liens or other encumbrances, except such as are described in the SEC Reports or such as do not materially interfere with the use of such property made, or proposed to be made, by the Company or any Subsidiary. The leases, licenses or other contracts or instruments under which the Company and each Subsidiary leases, holds or is entitled to use any property, real or personal, which individually or in the aggregate are material to the Company and the Subsidiaries, taken as a whole, are valid, subsisting and enforceable with only such exceptions as do not materially interfere with the use of such property made, or proposed to be made, by the Company or such Subsidiary or have expired or terminated in accordance with their terms or have been superseded by other classes, contracts or agreements. Neither the Company nor any Subsidiary has received notice of any material violation of any applicable law, ordinance, regulation, order or requirement relating to its owned or leased properties. Neither the Company nor any Subsidiary has any mortgage, lien, pledge, security interest or other charge or encumbrance on any of its assets or properties except as listed in SCHEDULE 4(R) attached hereto.

          (S) LABOR RELATIONS. No material labor problem exists or, to the knowledge of the Company or any Subsidiary, is imminent with respect to any of the employees of the Company or any Subsidiary.

          (T) INSURANCE. The Company and the Subsidiaries maintain insurance against loss or damage by fire or other casualty and such other insurance, including but not limited to, product liability insurance, in such amounts and covering such risks as the Company believes are commercially reasonable.

          (U) TAX MATTERS. Each of the Company and the Subsidiaries has filed all federal, state and local income and franchise tax returns required to be filed and has paid all material taxes shown by such returns to be due, and no tax deficiency has been determined adversely to the Company or any Subsidiary which has had (nor does the Company or any Subsidiary have any knowledge of any tax deficiency which, if determined adversely to the Company or any Subsidiary, might have) a material adverse effect on the business, properties, operations, condition (financial or other), results of operations, or prospects of the Company and the Subsidiaries, taken as a whole.

          (V) INVESTMENT COMPANY. Neither the Company nor any Subsidiary is an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

          (W) ABSENCE OF BROKERS, FINDERS, ETC. No broker, finder or similar Person other than the Placement Agent is entitled to any commission, fee or other compensation by reason of action taken by or on behalf of the Company in connection with the transactions contemplated by this Agreement, and the Company shall pay, and indemnify and hold harmless the Buyer from, any claim made against the Buyer by any Person for any such commission, fee or other compensation.

          (X) NO SOLICITATION. No form of general solicitation or general advertising was used by the Company or, to the best of its knowledge, any other Person acting on behalf of the Company, in respect of the Securities or in connection with the offer and sale of the Securities. Neither the Company nor, to its knowledge, any Person acting on behalf of the Company has, either directly or indirectly, sold or offered for sale to any Person any of the Securities (other than the Placement Agent) or, within the six months prior to the date hereof, any other similar security of the Company except as contemplated by this Agreement and the Other Note Purchase Agreements; and neither the Company nor any Person authorized to act on its behalf will sell or offer for sale any promissory notes, warrants, shares of Common Stock or other securities to, or solicit any offers to buy any such security from, any Person so as thereby to cause the issuance or sale of any of the Securities to be in violation of any of the provisions of Section 5 of the 1933 Act.

          (Y) ERISA COMPLIANCE. Each of the Company and the Subsidiaries is in compliance in all material respects with all presently applicable provisions of ERISA; no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any Subsidiary would have any liability; neither the Company nor any Subsidiary has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Code; and each "pension plan" for which the Company or any Subsidiary would have any liability that is intended to be qualified under
Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

          (Z) CONCERNING THE COLLATERAL. Upon execution and delivery of the Security Agreement and the Patent and Trademark Security Agreement by the Company and the Collateral Agent and completion of the filings referred to in
Schedule I to ANNEX VI attached hereto, the Collateral Agent will have a perfected first priority security interest and will have all of the rights currently held by the Company to manufacture, market, use and sell the Products in the Territory, and to obtain supplies of modafinil, including, without limitation, requisite rights under the Company's licenses, patents, patent applications, manufacturing and supply agreements and requisite governmental authorizations, approvals, permits and licenses.

          5.   CERTAIN COVENANTS.

          (A) TRANSFER RESTRICTIONS. The Buyer acknowledges and agrees that (1) the Note and the Warrants have not been and are not being registered under the provisions of the 1933 Act or any state securities laws and, except as provided in Section 8, the Shares have not been and are not being registered under the 1933 Act or any state securities laws, and that the Note and the Warrants may not be transferred unless the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Note or the Warrants to be transferred may be transferred without such registration; (2) no sale, assignment or other transfer of the Note or the Warrants or any interest therein may be made except in accordance with the terms hereof and thereof; (3) the Shares may not be resold by the Buyer unless the resale has been registered under the 1933 Act or is made pursuant to an applicable exemption from such registration and the Company shall have received the opinion of counsel provided for in the final sentence of this
Section 5(a); (4) any sale of Shares under a Registration Statement shall be made only in compliance with the terms of this

Section 5(a) and Section 8 (including, without limitation, Section 8(c)(5)); (5) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if the exemption provided by Rule 144 is not available, any resale of the Securities under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (6) the Company is under no obligation to register the Securities (other than registration of the resale of the Shares in accordance with Section 8) under the 1933 Act or, except as provided in Section 5(d) and
Section 8, to comply with the terms and conditions of any exemption thereunder. The Buyer may not transfer the Shares in a transaction which does not constitute a transfer thereof pursuant to the applicable Registration Statement in accordance with the plan of distribution set forth therein or in any supplement to the related Prospectus unless the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, that such Shares may be so transferred without registration under the 1933 Act.

          (B) RESTRICTIVE LEGENDS. (1) The Buyer acknowledges and agrees that the Note shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Note):

     This Note has not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or any state securities laws. The issuance to the holder of this Note of the shares of Common Stock issuable in payment of a portion of this Note and in payment of interest on this Note are not covered by a registration statement under the 1933 Act or registration under state securities laws. This Note has been acquired, and such shares must be acquired, for investment only and may not be sold, transferred or assigned in the absence of registration of the resale thereof under the 1933 Act or an opinion of counsel reasonably satisfactory in form, scope and substance to the Company that such registration is not required.

          (2) The Buyer further acknowledges and agrees that the Warrants shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Warrants):

     The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "1933 Act"). The securities have been acquired for investment and may not be resold, transferred or assigned in the absence of an effective registration statement for the securities under the 1933 Act or an opinion of counsel that registration is not required under the 1933 Act.

          (3) The Buyer further acknowledges and agrees that until such time as the Warrant Shares have been registered for resale under the 1933 Act as contemplated by Section 8, the certificates for the Shares, may bear a restrictive legend in substantially the following form

(and a stop-transfer order may be placed against transfer of the certificates for the Shares):

     The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "1933 Act"). The securities have been acquired for investment and may not be resold, transferred or assigned in the absence of an effective registration statement for the securities under the 1933 Act or an opinion of counsel that registration is not required under the 1933 Act.

          (4) Once the Registration Statement required to be filed by the Company pursuant to Section 8 relating to the Warrant Shares has been declared effective, thereafter (1) upon request of the Buyer the Company will substitute certificates without restrictive legend for certificates for any Warrant Shares issued prior to the SEC Effective Date which bear such restrictive legend and remove any stop-transfer restriction relating thereto promptly, but in no event later than three days after surrender of such certificates by the Buyer and (2) the Company shall not place any restrictive legend on certificates for any Warrant Shares issued upon exercise of the Warrants or impose any stop-transfer restriction thereon.

          (C) NASDAQ LISTING; REPORTING STATUS. Prior to the Closing Date, the Company will file with Nasdaq an application or other document required by Nasdaq for the listing of the Warrant Shares with Nasdaq and shall provide evidence of such filing to the Buyer. So long as the Buyer beneficially owns any portion of the Note or the Warrants or any Shares, the Company will use its best efforts to maintain the listing of the Common Stock on Nasdaq or a registered national securities exchange. The Company shall use its best efforts to obtain the listing, subject to official notice of issuance, of the Warrant Shares on the Nasdaq prior to the Closing Date. During the Registration Period, the Company shall timely file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

          (D) FORM D. The Company agrees to file one or more Forms D with respect to the Securities as required under Regulation D to claim the exemption provided by Rule 506 of Regulation D and to provide a copy thereof to the Buyer promptly after such filing.

          (E) STATE SECURITIES LAWS. On or before the Closing Date, the Company shall take such action as shall be necessary to qualify, or to obtain an exemption for, the Note for sale to the Buyer pursuant to this Agreement, the Warrants for issuance to the Buyer pursuant to this Agreement and the Warrant Shares for sale upon exercise of the Warrants under such of the securities laws of jurisdictions in the United States as shall be applicable to the sale of the Note to the Buyer pursuant to this Agreement and issuance of the Warrant Shares upon exercise of the Warrants. Notwithstanding the foregoing obligations of the Company in this Section 5(e), the Company shall not be required (1) to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5(e), (2) to subject itself to general taxation in any such jurisdiction, (3) to file a general consent to service of process in any such jurisdiction, (4) to provide any undertakings that cause more than nominal expense or burden to the Company or (5) to make any change in its charter or by-laws which the Company determines to be contrary to the best interests of the Company and its stockholders. The Company shall furnish the Buyer with copies of all filings, applications, orders and grants or confirmations of exemptions relating to such securities laws on or before the Closing Date.

          (F) LIMITATION ON CERTAIN ACTIONS. From the date of execution and delivery of this Agreement by the parties hereto to the date of issuance of the Note, the Company (1) shall comply with Article III of the Note as if the Note were outstanding, (2) shall not take any action which, if the Note were outstanding, (A) would constitute an Event of Default or, with the giving of notice or the passage of time or both, would constitute an Event of Default or
(B) would constitute a Repurchase Event or, with the giving of notice or the passage of time or both, would constitute a Repurchase Event.

          (G) SECURITY AGREEMENT; FINANCING STATEMENTS, ETC. The Company agrees to execute and deliver to the Collateral Agent on or before the Closing Date the Security Agreement in the form attached hereto as ANNEX IV and the Patent and Trademark Security Agreement in the form attached hereto as ANNEX V. The Company shall prepare and on or before the Closing Date file (x) with the appropriate officials, Uniform Commercial Code financing statements on Form UCC-1 relating to the Collateral in which the Company is granting a security interest to the Collateral Agent for the benefit of the holder of the Note pursuant to the Security Agreement, and (y) with the PTO copies of the Patent and Trademark Security Agreement. Prior to the Closing Date, the Company shall provide to the Buyer evidence of such filings and customary search reports of the relevant Uniform Commercial Code filing offices and the PTO.

          (H) USE OF PROCEEDS. The Company represents and agrees that: (1) it does not own or have any present intention of acquiring any "margin stock" as defined in Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System ("margin stock"); (2) the proceeds of sale of the Note will be used for general working capital purposes and in the operation of the Company's business; (3) none of such proceeds will be used, directly or indirectly (A) to make any loan to or investment in any other Person or (B) for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute the transactions contemplated by this Agreement a "purpose credit" within the meaning of such Regulation U; and (4) neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the transactions contemplated hereby to violate Regulation T, Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the 1934 Act, in each case as in effect now or as the same may hereafter be in effect.

          (I) BEST EFFORTS. Each of the parties shall use its best efforts timely to satisfy each of the conditions to the other party's obligations to sell and purchase the Note set forth in

Section 6 or 7, as the case may be, of this Agreement on or before the Closing Date.

          (J) DEBT OBLIGATION. So long as any portion of the Note is outstanding, the Company shall cause its books and records to reflect the Note as a debt of the Company in its unpaid principal amount, shall cause its financial statements to reflect the Note as a debt of the Company in such amount as shall be the greatest amount permitted in accordance with generally accepted accounting principles and, whenever appropriate, as a valid senior, secured debt obligation of the Company for money borrowed.

          6.   CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

          The Buyer understands that the Company's obligation to sell the Note and issue the Warrants to the Buyer pursuant to this Agreement is conditioned upon satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by the Company in its sole discretion):

          (a) On the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement; and

          (b) The representations and warranties of the Buyer contained in this Agreement and in the Questionnaire shall have been true and correct on the date of this Agreement and on the Closing Date as if made on the Closing Date and on or before the Closing Date the Buyer shall have performed all covenants and agreements of the Buyer required to be performed by the Buyer on or before the Closing Date.

          7.   CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

          The Company understands that the Buyer's obligation to purchase the Note and acquire the Warrants is conditioned upon satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by the Buyer in its sole discretion):

          (a) The Collateral Agent shall have executed and delivered to the Company the Security Agreement and the Patent and Trademark Security Agreement and copies thereof duly executed and delivered by the Company, shall have been furnished to the Buyer;

          (b) On the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement;

          (c) The representations and warranties of the Company contained in this Agreement shall have been true and correct on the date of this Agreement and, except for the approvals and filings referred to in clauses (3) (to the extent action is required by applicable law to be taken on or prior to the Closing Date), (5) and (6) of Section 4(g), which shall have been obtained or made, shall be true and correct on the Closing Date as if made on and as of the Closing Date, the representations and warranties of the Company contained in the Transaction Documents other than this Agreement shall have been true and correct on the Closing Date as if made on and as of the Closing Date, and on or before the Closing Date the Company shall have performed all covenants and agreements of the Company contained herein or in any of the other Transaction Documents required to be performed by the Company on or before the Closing Date;

          (d) No event which, if the Note were outstanding, (1) would constitute an Event of Default or which, with the giving of notice or the passage of time, or both, would constitute an Event of Default shall have occurred and be continuing or (2) would constitute a Repurchase Event or which, with the giving of notice or the passage of time, or both, would constitute a Repurchase Event shall have occurred and be continuing;

          (e) The Company shall have delivered to the Buyer a certificate, dated the Closing Date, duly executed by its Chief Executive Officer or Chief Financial Officer to the effect set forth in subparagraphs (b), (c), and (d) of this Section 7;

          (f) The Company shall have delivered to the Buyer a certificate, dated the Closing Date, of the Secretary of the Company certifying (1) the Certificate of Incorporation and By-Laws of the Company as in effect on the Closing Date, (2) all resolutions of the Board of Directors (and committees thereof) of the Company relating to this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby and (3) such other matters as reasonably requested by the Buyer;

          (g) On the Closing Date, the Buyer shall have received an opinion of Morgan, Lewis & Bockius, LLP, counsel for the Company, dated the Closing Date, addressed to the Buyer, in form, scope and substance reasonably satisfactory to the Buyer, substantially in the form of ANNEX VI attached hereto;

          (h) On the Closing Date, the Buyer shall have received an opinion of the Law Offices of Brian W Pusch, dated the Closing Date, addressed to the Buyer substantially in the form of ANNEX VII attached hereto; and

          (i) On the Closing Date, (i) trading in securities on the New York Stock Exchange, Inc., the American Stock Exchange, Inc. or Nasdaq shall not have been suspended or materially limited and (ii) a general moratorium on commercial banking activities in the State of New York or the Commonwealth of Pennsylvania shall not have been declared by either federal or state authorities.

          8.   REGISTRATION RIGHTS.

          (A) MANDATORY REGISTRATION. (1) The Company shall prepare and as expeditiously as possible, but in no event later than the date which is 45 days after the Closing Date, file with the SEC the Warrant Share Registration Statement covering as Registrable Securities the resale by the Buyer of a number of shares of Common Stock equal to (A) the Warrant Shares issuable to the Buyer and (B) such additional number of shares of Common Stock as the Company shall in its discretion determine to register in connection with the issuance of the Interest Shares.

          (2) If, in accordance with the terms of the Note, the Company elects to issue Payment Shares in partial payment of the principal amount of the Note or in partial payment of the Optional Redemption Price and any Investor who holds the Note, or any portion thereof, consents to such election, then the Company shall prepare, and on or prior to the date which is 15 days after the Company so elects, file with the SEC a Payment Share Registration Statement covering the resale by each Investor who so consents to such election of a number of shares of Common Stock equal to the number of Payment Shares to be issued to such Investor in connection therewith.

          (3) From the date the Company files a Payment Share Registration Statement with the SEC to the SEC Effective Date for such Payment Share Registration Statement and, if during any time subsequent to the SEC Effective Date for any Registration Statement, any Registration Statement for any reason is not available for use by any Investor for the resale of any Registrable Securities when such Registration Statement is required to be so available for use, the Company shall not file any other registration statement or any amendment thereto with the SEC under the 1933 Act or request the acceleration of the effectiveness of any other registration statement previously filed with the SEC, other than (A) any registration statement on Form S-8 and (B) any registration statement or amendment which the Company is required to file or as to which the Company is required to request acceleration pursuant to any obligation in effect on the date of execution and delivery of this Agreement.

          (B) OBLIGATIONS OF THE COMPANY. In connection with the registration of the Registrable Securities, the Company shall:

          (1) use its best efforts to cause each Registration Statement referred to in Section 8(a) to become effective as promptly as possible after the date it is required to be filed with the SEC, and keep such Registration Statement effective pursuant to Rule 415 at all times during the Registration Period. The Company shall submit to the SEC, within three Business Days after the Company learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff of the SEC has no further comments on such Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 48 hours after the submission of such request. The Company shall notify the Investors of the effectiveness of each Registration Statement on the SEC Effective Date for such Registration Statement. The Company represents and warrants to the Investors that (a) each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein), at the time it is first filed with the SEC, at the time it is ordered effective by the

SEC and at all times during which it is required to be effective hereunder (and each such amendment and supplement at the time it is filed with the SEC and at all times during which it is available for use in connection with the offer and sale of the Registrable Securities) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (b) each Prospectus, at the time the related Registration Statement is declared effective by the SEC and at all times that such Prospectus is required by this Agreement to be available for use by any Investor, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

          (2) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to each Registration Statement and Prospectus as may be necessary to keep such Registration Statement effective, and such Prospectus current, at all times during the Registration Period (other than during any Blackout Period during which the provisions of Section 8(b)(5)(B) are applicable), and, during the Registration Period, comply with the provisions of the 1933 Act applicable to the Company in order to permit the disposition by the Investors of all Registrable Securities covered by such Registration Statement;

          (3) furnish to Delta Opportunity Fund, Ltd., as representative for Investors whose Registrable Securities are included in any Registration Statement, and a single firm of counsel selected by all such Investors (1) promptly after the same is prepared and publicly distributed, filed with the SEC or received by the Company, five copies of such Registration Statement and any amendment thereto, each related Prospectus and each amendment or supplement thereto, (2) one copy of each letter written by or on behalf of the Company to the SEC or the staff of the SEC and each item of correspondence from the SEC or the staff of the SEC relating to such Registration Statement (other than any portion of any such letter or item which contains information for which the Company has sought confidential treatment), each of which the Company hereby determines to be confidential information and which each Investor hereby agrees to keep confidential as a confidential Record in accordance with Section 8(b)(9), and (3) such number of copies of each Prospectus and all amendments and supplements thereto and such other documents, as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor;

          (4) subject to Section 8(b)(5), use its best efforts (i) to register and qualify the Registrable Securities covered by each Registration Statement under the securities or blue sky laws of such jurisdictions as any Investor who holds any Registrable Securities reasonably requests, (ii) to prepare and to file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period and (iii) to take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale by the Investors in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto (I) to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 8(b)(4), (II) to subject itself to general taxation in any such jurisdiction, (III) to file a general consent to service of process in any such jurisdiction, (IV) to provide any undertakings that cause more than nominal expense or burden to the Company or (V) to make any change in its charter or by-laws which the Company determines to be contrary to the best interests of the Company and its stockholders;

          (5) (A) as promptly as practicable after becoming aware of such event or circumstance, notify each Investor of the occurrence of any event or circumstance of which the Company has knowledge (x) as a result of which the Prospectus relating to any Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (y) which requires the Company to amend or supplement any Registration Statement due to the receipt from an Investor or any other selling stockholder named in the related Prospectus of new or additional information about such Investor or selling stockholder or its intended plan of distribution of its Registrable Securities or other securities covered by such Registration Statement, and use its best efforts promptly to prepare a supplement or amendment to such Registration Statement and the related Prospectus to correct such untrue statement or omission or to add any new or additional information, and deliver a number of copies of such supplement or amendment to each Investor as such Investor may reasonably request;

          (B) notwithstanding Section 8(b)(5)(A) above, if at any time the Company notifies the Investors as contemplated by Section 8(b)(5)(A) the Company also notifies the Investors that the event giving rise to such notice relates to a development involving the Company which occurred subsequent to the later of
(x) the SEC Effective Date for the particular Registration Statement and (y) the latest date prior to such notice on which the Company has amended or supplemented such Registration Statement, then the Company shall not be required to use best efforts to make such amendment during a Blackout Period; provided, however, that in any period of 365 consecutive days the Company shall not be entitled to avail itself of its rights under this Section 8(b)(5)(B) with respect to more than (i) two Blackout Periods; and provided further, however, that no Blackout Period may commence sooner than 90 days after the end of another Blackout Period; and provided, further, however, that if the Company issues Payment Shares to any Investor, no portion of any Blackout Period shall occur during the period of 30 days commencing on the date such Payment Shares are required by the terms of the Note to be delivered by the Company to such Investor.

          (6) as promptly as practicable after becoming aware of such event, notify each Investor who holds Registrable Securities being offered or sold of the issuance by the SEC of any stop order or other suspension of effectiveness of the Registration Statement relating thereto at the earliest possible time;

          (7) permit the Investors who hold Registrable Securities being included in a particular Registration Statement (or their designee) and a single firm of counsel designated as selling stockholders' counsel by the Investors who hold a majority in interest of the Registrable Securities being offered for sale in such Registration Statement (and identified in writing to the Company by such Investors prior to the Closing Date, subject to change by notice to the Company from Investors who hold a majority in interest of the Registrable Securities being offered for sale) at such Investors' sole expense to review and have a reasonable opportunity to comment on such Registration Statement and all amendments and supplements thereto at least two Business Days (or such shorter period as may reasonably be specified by the Company) prior to their filing with the SEC; provided, however, that the Investors shall coordinate the exercise of their rights under this Section 8(b)(7) through Delta Opportunity Fund, Ltd.

          (8) make generally available to its security holders as soon as practical, but not later than 90 days after the close of the period covered thereby, an earning statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a 12-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of each Registration Statement;

          (9) make available for inspection by any Investor and any Inspector retained by any such Investor, at such Investor's sole expense, all Records as shall be reasonably necessary to enable such Investor to exercise its due diligence responsibility and cause the Company's and the Subsidiaries' officers, directors and employees to supply all information which such Investor or such Inspector may reasonably request for purposes of such due diligence; provided, however, that such Investor shall hold in confidence and shall not make any disclosure of any Record or other information which the Company determines in good faith to be confidential, and of which determination such Investor is so notified, unless (i) the disclosure of such Record is necessary to avoid or correct a misstatement or omission in any Registration Statement and a reasonable time prior to such disclosure the Investor shall have informed the Company of the need to so correct such misstatement or omission and the Company shall have failed to correct such misstatement or omission, (ii) the release of such Record is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction or (iii) the information in such Record has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into a confidentiality agreement with the Company with respect thereto, substantially in the form of this Section 8(b)(9), which agreement shall permit such Inspector to disclose Records to the Investor who has retained such Inspector. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. The Company shall hold in confidence and shall not make any disclosure of information concerning an Investor provided to the Company pursuant to this Agreement unless (i) the disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor and allow such Investor, at such Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information;

          (10) use its best efforts to cause all the Registrable Securities covered by the Registration Statement as of each SEC Effective Date to be listed on Nasdaq (in the case of the Payment Shares, prior to the issuance thereof) or such other principal securities market on which securities of the same class or series issued by the Company are then listed or traded;

          (11) provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities at all times;

          (12) cooperate with the Investors who hold Registrable Securities being offered to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the applicable Registration Statement and enable such certificates to be in such denominations or amounts as the Investors may reasonably request and registered in such names as the Investors may request; and, not later than the applicable SEC Effective Date, the Company shall (i) in the case of the Warrant Share Registration Statement, deliver to the Transfer Agent (with copies to the Investors whose Registrable Securities are included in such Registration Statement) an instruction substantially in the form attached hereto as ANNEX VIII and (ii) cause legal counsel selected by the Company to deliver to the Investors whose Registrable Securities are included in such Registration Statement and to the Transfer Agent opinions of counsel, in the forms attached hereto as ANNEX IX and ANNEX X;

          (13) during the Registration Period, the Company shall not bid for or purchase any Common Stock or any right to purchase Common Stock or attempt to induce any Person to purchase any such security or right if such bid, purchase or attempt would in any way limit the right of the Investors to sell Registrable Securities by reason of the limitations set forth in Regulation M under the 1934 Act; and

          (14) take all other reasonable actions necessary to expedite and facilitate disposition by the Investors of the Registrable Securities pursuant to the Registration Statement relating thereto.

          (C) OBLIGATIONS OF THE BUYER AND OTHER INVESTORS. In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

                  (1) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company the Required Information and shall execute such documents in connection with such registration as the Company may reasonably request. Prior to the execution and delivery of this Agreement, the Buyer shall complete and deliver to the Company an Investor Questionnaire in the form attached hereto as ANNEX XI, which shall be deemed to provide all Required Information for purposes of the preparation and filing of the Warrant Share Registration Statement. At least ten Business Days prior to the first anticipated filing date of a Payment Share Registration Statement, the Company shall notify each Investor of the Required Information for inclusion of such Investor's Registrable Securities in such Registration Statement. If at least four Business Days prior to the SEC Filing Date for such Payment Share Registration Statement the Company has not received the Required Information from an Investor, the Company shall so notify such Investor at least three Business Days prior to the SEC Filing Date for such Payment Share Registration Statement and if at least one Business Day prior to the SEC Filing Date for such Payment Share Registration Statement the Company still has not received the Required Information from such Investor, then the Company may file such Registration Statement without including Registrable Securities of such Non-Responsive Investor; provided, however, that nothing herein shall constitute a waiver of the requirements of Section 1.4 of the Note;

                  (2) Each Investor by such Investor's acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing hereunder of the Registration Statement relating thereto, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from such Registration Statement;

                  (3) Each Investor agrees that it will not effect any disposition of the Registrable Securities except as contemplated in the Registration Statement relating thereto or as otherwise is in compliance with the registration requirements of applicable securities laws and that it will promptly notify the Company of any material changes in the information set forth in any Registration Statement regarding such Investor or its plan of distribution; and each Investor agrees (a) to notify the Company in writing in the event that such Investor enters into any material agreement with a broker or a dealer for the sale of the Registrable Securities through a block trade, special offering, exchange distribution or a purchase by a broker or dealer and
(b) in connection with such agreement, to provide to the Company in writing the information necessary to prepare any supplemental prospectus pursuant to Rule 424(c) under the 1933 Act which is required with respect to such transaction;

                  (4) Each Investor acknowledges that there may occasionally be times as specified in Section 8(b)(5) or 8(b)(6) when the Company must suspend the use of the Prospectus until such time as an amendment to a particular Registration Statement has been filed by the Company and declared effective by the SEC, the Company has prepared a supplement to the Prospectus relating to such Registration Statement or the Company has filed an appropriate report with the SEC pursuant to the 1934 Act. Each Investor hereby covenants that it will not sell any Registrable Securities pursuant to the Prospectus relating thereto during the period commencing at the time at which the Company gives such Investor notice of the suspension of the use of such Prospectus in accordance with Section 8(b)(5) or 8(b)(6) and ending at the time the Company gives such Investor notice that such Investor may thereafter effect sales pursuant to such Prospectus, or until the Company delivers to such Investor an amended or supplemented Prospectus; and

                  (5) In connection with any sale of Registrable Securities which is made by an Investor pursuant to the Registration Statement relating thereto (A) if such sale is made through such Investor's broker, such Investor shall instruct such broker to deliver the applicable Prospectus to the purchaser (or the broker therefor) in connection with such sale and shall supply copies of such Prospectus to such broker; (B) if such sale is made in a transaction directly with a purchaser and not through the facilities of any securities exchange or market, such Investor shall deliver, or cause to be delivered, the applicable Prospectus to such purchaser; and (C) if such sale is made by any means other than those described in the immediately preceding clauses (A) and
(B), such Investor shall otherwise use its reasonable best efforts to comply with the prospectus delivery requirements of the 1933 Act applicable to such sale.

                  (D) RULE 144. With a view to making available to the Investors the benefits of Rule 144, the Company agrees:

                  (1) so long as any Investor owns Registrable Securities, promptly upon request, to furnish to such Investor such information as may be necessary and otherwise reasonably to cooperate with such Investor to permit such Investor to sell Registrable Securities pursuant to Rule 144 without registration; and

                  (2) if at any time the Company is not required to file reports with the SEC pursuant to Sections 13 or 15(d) of the 1934 Act, to use its best efforts to, upon the request of an Investor, to make publicly available other information so long as is necessary to permit publication by brokers and dealers of quotations for the Common Stock and sales of the Registrable Securities in accordance with Rule 15c2-11 under the 1934 Act.

                  9.  INDEMNIFICATION AND CONTRIBUTION.

                  (A) INDEMNIFICATION. (1) To the extent not prohibited by applicable law, the Company will indemnify and hold harmless each Indemnified Person against any Claims to which any of them may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any Violation or any of the transactions contemplated by this Agreement. Subject to the restrictions set forth in Section 9(a)(3) with respect to the number of legal counsel, the Company shall reimburse the Investors and each such controlling Person, promptly as such expenses are incurred and are due and payable, for any documented reasonable legal fees or other documented and reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
Section 9(a)(1) shall not apply to: (I) a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information relating to an Indemnified Person furnished in writing to the Company by such Indemnified Person or an underwriter for such Indemnified Person expressly for use in connection with the preparation of any Registration Statement or any such amendment thereof or supplement thereto; (II) any Claim arising out of or based on any statement or omission in any Prospectus, which statement or omission was corrected in any subsequent Prospectus that was delivered to the Indemnified Person prior to the pertinent sale or sales of Registrable Securities by such Indemnified Person; and (III) amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors.

                  (2) In connection with each Registration Statement, each Investor agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 9(a)(1), each Indemnified Party against any Claim to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement or any amendment thereof or supplement thereto; and such Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 9(a)(2) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor; provided, further, however, that the Investor shall be liable under this Section 9(a)(2) for only that amount of all Claims in the aggregate as does not exceed the amount by which the proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement exceeds the amount paid by such Investor for such Registrable Securities. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 9(a)(2) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in such preliminary prospectus was corrected on a timely basis in the related Prospectus, as then amended or supplemented.

                  (3) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 9(a) of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 9(a), deliver to the indemnifying party a notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel reasonably satisfactory to the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding, in which case the indemnifying party shall not be responsible for more than one such separate counsel, and one local counsel in each jurisdiction in which an Action is pending, for all Indemnified Persons or Indemnified Parties, as the case may be. The failure to deliver notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this
Section 9(a), except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 9(a) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

                  (B) CONTRIBUTION. To the extent any indemnification by an indemnifying party as set forth in Section 9(a) above is applicable by its terms but is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 9(a) to the fullest extent permitted by law. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative fault of each party, the parties' relative knowledge of and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 9(a), (b) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any other Person who was not guilty of such fraudulent misrepresentation and (c) the aggregate contribution by any seller of Registrable Securities shall be limited to the amount by which the proceeds received by such seller from the sale of such Registrable Securities exceeds the amount paid by such Investor for such Registrable Securities.

                  (C) OTHER RIGHTS. The indemnification and contribution provided in this Section shall be in addition to any other rights and remedies available at law or in equity.

                  10. MISCELLANEOUS.

                  (A) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  (B) HEADINGS. The headings, captions and footers of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  (C) SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                  (D) NOTICES. Any notices required or permitted to be given under the terms of this Agreement shall be in writing and shall be sent by mail, personal delivery, telephone line facsimile transmission or courier and shall be effective five days after being placed in the mail, if mailed, or upon receipt, if delivered personally, by telephone line facsimile transmission or by courier, in each case addressed to a party at such party's address (or telephone line facsimile transmission number) shown in the introductory paragraph or on the signature page of this Agreement or such other address (or telephone line facsimile transmission number) as a party shall have provided by notice to the other party in accordance with this provision. In the case of any notice to the Company, such notice shall be addressed to the Company at its address shown in the introductory paragraph of this Agreement, Attention: Vice President, Chief Financial Officer (telephone line facsimile number (610) 344-7563), and a copy shall also be given to: Morgan, Lewis & Bockius, LLP, 2000 One Logan Square, Philadelphia, Pennsylvania 19103, Attention: David R. King, Esq. (telephone line facsimile transmission number (215) 963-5299), and in the case of any notice to the Buyer, a copy shall be given to: Law Offices of Brian W Pusch, Penthouse Suite, 29 West 57th Street, New York, New York 10019 (telephone line facsimile transmission number (212) 980-7055), in each case with a copy to: Diaz & Altschul Capital, LLC, 745 Fifth Avenue, Suite 3001, New York, New York 10022 (telephone line facsimile transmission number (212) 751-5757).

                  (E) COUNTERPARTS. This Agreement may be executed in counterparts and by the parties hereto on separate counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument. A telephone line facsimile transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party. Although this Agreement is dated as of the date first set forth above, the actual date of execution and delivery of this Agreement by each party is the date set forth below such party's signature on the signature page hereof. Any reference in this Agreement or in any of the documents executed and delivered by the parties hereto in connection herewith to (1) the date of execution and delivery of this Agreement by the Buyer shall be deemed a reference to the date set forth below the Buyer's signature on the signature page hereof, (2) the date of execution and delivery of this Agreement by the Company shall be deemed a reference to the date set forth below the Company's signature on the signature page hereof and (3) the date of execution and delivery of this Agreement, or the date of execution and delivery of this Agreement by the Buyer and the Company, shall be deemed a reference to the later of the dates set forth below the signatures of the parties on the signature page hereof.

                  (F) ENTIRE AGREEMENT; BENEFIT. This Agreement, including the Annexes, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein. This Agreement, including the Annexes, supersedes all prior agreements and understandings, whether written or oral, between the parties hereto with respect to the subject matter hereof. This Agreement and the terms and provisions hereof are for the sole benefit of only the Company, the Buyer and their respective successors and permitted assigns.

                  (G) WAIVER. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, or any course of dealing between the parties, shall not operate as a waiver thereof or an amendment hereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or exercise of any other right or power.

                  (H) AMENDMENT. (1) No amendment, modification, waiver, discharge or termination of any provision of this Agreement on or prior to the Closing Date nor consent to any departure by the Buyer or the Company therefrom on or prior to the Closing Date shall in any event be effective unless the same shall be in writing and signed by the party to be charged with enforcement, and in any such case shall be effective only in the specific instance and for the purpose for which given.

                  (2) No amendment, modification, waiver, discharge or termination of any provision of this Agreement after the Closing Date nor consent to any departure by the Company therefrom after the Closing Date shall in any event be effective unless the same shall be in writing and signed (x) by the Company if the Company is to be charged with enforcement or (y) by the Majority Holders, if the Buyer is to be charged with enforcement, and in any such case shall be effective only in the specific instance and for the purpose for which given.

                  (3) No course of dealing between the parties hereto shall operate as an amendment of this Agreement.

                  (I) FURTHER ASSURANCES. Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

                  (J) ASSIGNMENT OF CERTAIN RIGHTS AND OBLIGATIONS. The rights of an Investor under Sections 5, 8, 9, and 10 of this Agreement shall be automatically assigned by such Investor to any transferee of all or any portion of such Investor's Registrable Securities (or all or any portion of the Note or the Warrants) only if: (1) such Investor agrees in writing with such transferee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (2) the Company is, within a reasonable time after such transfer, furnished with notice of (A) the name and address of such transferee and (B) the securities with respect to which such rights and obligations are being transferred, (3) immediately following such transfer or assignment the further disposition of Registrable Securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws, and (4) at or before the time the Company received the notice contemplated by clause (2) of this sentence the transferee agrees in writing with the Company to be bound by all of the provisions contained in Sections 5(a), 5(b), 8, 9, and 10 hereof. Upon any such transfer, the Company shall be obligated to such transferee to perform all of its covenants under Sections 5, 8, 9, and 10 of this Agreement as if such transferee were the Buyer. In connection with any such transfer the Company shall, at its sole cost and expense, promptly after such transfer take such actions as shall be reasonably acceptable to the transferring Investor and such transferee to assure that each Registration Statement and related Prospectus for which the transferring Investor is a selling stockholder are available for use by such transferee for sales of the Registrable Securities in respect of which such rights and obligations have been so transferred. Transfer of the Note shall be limited as provided therein and transfer of the Warrants shall be limited as provided therein.

                  (K) EXPENSES. If the closing under this Agreement shall have occurred, all reasonable expenses incurred in connection with registrations, filings or qualifications pursuant to Sections 5(d), 5(e), 5(g) and 8 of this Agreement shall be paid by the Company, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees and the fees and disbursements of counsel for the Company and the Investors but excluding (a) fees and expenses of investment bankers retained by any Investor and (b) brokerage commissions incurred by any Investor. The Company shall pay on demand all expenses incurred by the Buyer after the Closing Date, including reasonable attorneys' fees and expenses, as a consequence of, or in connection with (1) the negotiation, preparation or execution of any amendment, modification or waiver of any of the Transaction Documents, (2) any default or breach of any of the Company's obligations set forth in any of the Transaction Documents, and (3) the enforcement or restructuring of any right of, including the collection of any payments due, the Buyer under any of the Transaction Documents, including any action or proceeding relating to such enforcement or any order, injunction or other process seeking to restrain the Company from paying any amount due the Buyer. Except as otherwise provided in this Section 10(k), each of the Company and the Buyer shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby. Nothing herein shall limit the rights of the Placement Agent under its Engagement Agreement with the Company.

                  (L) TERMINATION. (1) The Buyer shall have the right to terminate this Agreement by giving notice to the Company at any time at or prior to the Closing Date if:

                  (A) the Company shall have failed, refused, or been unable at or prior to the date of such termination of this Agreement to perform any of its obligations hereunder required to be performed prior to the time of such termination;

                  (B) any condition to the Buyer's obligations hereunder is not fulfilled at or prior to the time such condition is required to be satisfied; or

                  (C) the closing shall not have occurred on a Closing Date on or before March 15, 1999, other than solely by reason of a breach of this Agreement by the Buyer.

Any such termination shall be effective upon the giving of notice thereof by the Buyer. Upon such termination, the Buyer shall have no further obligation to the Company hereunder and the Company shall remain liable for any breach of this Agreement or the other documents contemplated hereby which occurred on or prior to the date of such termination.

                  (2) The Company shall have the right to terminate this Agreement by giving notice to the Buyer at any time at or prior to the Closing Date if the closing shall not have occurred on a Closing Date on or before March 15, 1999, other than solely by reason of a breach of this Agreement by the Company, so long as the Company is not in breach of this Agreement at the time it gives such notice. Any such termination shall be effective upon the giving of notice thereof by the Company. Upon such termination, neither the Company nor the Buyer shall have any further obligation to one another hereunder.

                  (M) SURVIVAL. The respective representations, warranties, covenants and agreements of the Company and the Buyer contained in this Agreement and the documents delivered in connection with this Agreement shall survive the execution and delivery of this Agreement and the closing hereunder and delivery of and payment for the Note and issuance of the Warrants, and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Buyer or any Person controlling or acting on behalf of the Buyer or by the Company or any Person controlling or acting on behalf of the Company for a period ending on the later of (x) the date which is six years after the Closing Date and (y) the date which is two years after the Company shall have paid in full all amounts due from the Company under the Transaction Documents and performed in full all of its obligations under the Transaction Documents.

                  (N) PUBLIC STATEMENTS, PRESS RELEASES, ETC. The Company and the Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or other public disclosure (other than in the Company's periodic and other reports filed with the SEC under the 1934 Act) with respect to such transactions as is required by applicable law or applicable requirements of any stock market on which securities of the Company are listed for trading (although the Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

                  (O) CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.


               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers or other representatives thereunto duly authorized on the respective dates set forth below their signatures hereto.


Principal Amount: $

Purchase Price:   $


                                       CEPHALON, INC.



                                       By: ___________________________________
                                           Name:
                                           Title:

                                       Date:


                                       [NAME OF BUYER]



                                       By: ___________________________________
                                           Name:
                                           Title:

                                       Date:

                                       Address:






                                       Facsimile No.:

                                                                   SCHEDULE 4(A)
                                                                   -------------

                          CERTAIN EQUITY INVESTMENTS
                          --------------------------

                  The Company has a $500,000 investment in the Series B Preferred Stock of Eukarion, Inc., a Delaware corporation.

                                    4(a)-49

                                                                   SCHEDULE 4(C)
                                                                   -------------

                       CERTAIN ANTIDILUTION ADJUSTMENTS
                       --------------------------------

                  None

                                    4(c)-50

                                                                   SCHEDULE 4(R)
                                                                   -------------
                          MORTGAGES, LIENS, SECURITY
                         INTERESTS, ENCUMBRANCES, ETC.
                         -----------------------------

                  1. The $10,000,000 Sunnyday Loan from the Commonwealth of Pennsylvania and the $2,000,000 Pennsylvania Industrial Development Authority loan created a lien on all buildings and equipment of Cephalon, Inc. located in Pennsylvania. In addition, Variable Annuity Life Insurance Company holds a first mortgage on all of the buildings located in Pennsylvania.

                  2. GE Capital holds liens for various leased equipment of Cephalon, Inc.

                  3. Additionally, Siemens Rolm holds liens for various leased equipment of Cephalon, Inc.

                  4. Additionally, a Letter of Credit was issued by First Union in the face amount of $2,000,000 to secure the obligations under the $2,000,000 Pennsylvania Industrial Development Authority loan. The reimbursement of the obligations under the Letter is secured by treasury securities of First Union.

                                    4(r)-51